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EXHIBIT 15.1


                              ACKNOWLEDGMENT LETTER


To the Stockholders and Board of Directors
Executive Risk Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 33-78414) pertaining to the Executive Risk Inc. Nonqualified Stock Option Plan, Executive Risk Inc. Employee Incentive Nonqualified Stock Option Plan, Executive Risk Inc. IPO Stock Compensation Plan, Executive Risk Inc. Nonemployee Directors Stock Option Plan, and Option Agreements for Outside Directors of Executive Re Inc. and in the Registration Statement (Form S-8 No. 333-52307) pertaining to the Executive Risk Inc. Performance Share Plan and the Executive Risk Inc. Stock Incentive Plan, of our report dated October 22, 1998 relating to the unaudited consolidated interim financial statements of Executive Risk Inc. which are included in its Form 10-Q for the quarter ended September 30, 1998.




                                        /S/ ERNST & YOUNG LLP




Stamford, Connecticut
November 11, 1998


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